Exhibit 32.1

Written Statement of the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. sec. 1350

Solely for the purpose of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Harley-Davidson, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 27, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2010	/s/ Keith E. Wandell
Keith E. Wandell
President and Chief Executive Officer

/s/ John A. Olin
John A. Olin
Senior Vice President and Chief Financial Officer